MRI Acquisition Information Deck

December 2022

HireQuest Inc.™

Safe Harbor Statement

This presentation and other documents referenced herein include, and our officers and representatives may from time to time make or provide, certain estimates and other forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act including, among others, statements with respect to the Company's future revenues and earnings, including opportunities to expand revenues without compromising margins, system-wide sales, earnings and income, profitability, the impact of any global pandemic including the coronavirus disease ("COVID-19"), strategies, including with respect to the MRI acquisition and integration, expected franchisee growth due to cross marketing, pro forma financial information, expected cost-cuts, the financial impact of franchisees exiting the system, long-term adjusted EBITDA margins for MRI division, system sales, revenue, expenses, or income at the corporate or franchisee level, capital outlays, consequences, and all other statements that are not purely historical and that may constitute statements of future expectation. Forward-looking statements can be identified by words such as: "anticipate," "expect," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "effect," "strategy," "future," "likely," "may," "should," "will," and similar references to future periods. While we believe these statements are accurate, forward-looking statements are not historical facts and are inherently uncertain. They are based only on current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. We cannot assure you that these expectations will occur, and our actual results may be significantly different. You should not place undue reliance on forward-looking statements. Factors that may cause actual results to differ materially from those contemplated in any forward-looking statements made by us are sometimes presented within the forward-looking statements themselves or are otherwise discussed in filings we make with the United States Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2021 that is available on our website: http://www.hirequest.com or on the SEC's website and interim reports filed thereafter. Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. The Company disclaims any obligation to update or revise any forward-looking statement, whether written or oral, that may be made from time to time, based on the occurrence of future events, the receipt of new information, or otherwise, except as required by law.

MRI – At a Glance

#3 Direct Hire Firm in the U.S.[1]

Global Franchise System

Industry Leader Since 1965

Business Breakdown

Direct Hire / Executive Search

$7.1M
LTM Royalty Revenue

3.0-4.0%
LTM Avg. Royalty Rate

- Executive Search, Retained Search, Contingency Search, Engaged Search - *core offerings of effectively all MRI franchisees*
- Flexible Franchise model - ranges from sole proprietors operating out of a virtual office to brick-and-mortar firms with teams of recruiters

Contract Staffing & Interim Placements

$4.2M
LTM Royalty Revenue

5.5-6.5%
LTM Avg. Royalty Rate

- Temporary staffing – *add-on offering utilized by some franchisees*

1) Staffing Industry Analysts – "Largest Direct Hire Firms in the US: 2022 Update", September 6, 2022.

Further Expands and Enhances HireQuest's Franchise Offerings

Immediate Scale in Executive and Professional Search

- ✓ MRI's +50 year history provides HireQuest a strong platform in Executive Search and Professional Staffing
- ✓ Franchisee base covers 90+ industry specialties providing solutions for a large base of clients and job seekers

Combination Enhances Value to all HQI Franchisees

- ✓ MRI's training and marketing teams will be deployed to benefit Snelling and HireQuest Direct franchisees
- ✓ HireQuest's technology platform expected to provide unique value
- ✓ Opportunities to drive franchisee growth across the system via cross marketing to clients; MRI franchisees will now have HireQuest's National Accounts team as a resource

HireQuest is committed to providing substantial value to its franchises and is excited to bring additional tools and resources to the MRI network

Primary Franchise Offerings

Direct Dispatch Staffing

HireQuest DIRECT

Commercial Staffing

SNELLING

Executive and Professional Search

MRI NETWORK

HireQuest + MRI: Financial Impact

	Pro Forma Combined HireQuest + MRI	HireQuest	MRI
LTM Revenue	$44.8M	$33.6M	$11.3M
LTM Adj. EBITDA[1]	$23.2M	$21.4M	$1.9M
Day 1 Cost Savings[2]	$2.1M	NA	$2.1M
LTM Pro Forma Adj. EBITDA[1]	**$25.3M**	**$21.4M**	**$4.0M**
% Margin *(Pro Forma Adj. EBITDA / Revenue)*	56.5%	63.6%	35.3%

- Day 1 Cost Savings comprised of MRI expenses not assumed by HireQuest as part of the transaction
  - *Certain MRI executive compensation*
  - *All office leases*
  - *Certain service contracts*
- HireQuest expects to realize additional cost savings throughout 2023

Implied purchase multiple of 4.3x[3]

1) Non-GAAP financial measure. See appendix for further detail.
2) Includes MRI operating expenses not assumed by HireQuest as part of the acquisition. See appendix for further detail.
3) Implied purchase multiple calculated as (Purchase Price + Expected Working Capital Investment) / MRI's LTM Pro Forma Adj. EBITDA, or (13.5M + $3.5M) / $4.0M.

MRI Expectations

HireQuest believes the combination with MRI will increase the value…

- MRI's franchise base has been reduced in recent years due to: franchisees retiring and shutting down their businesses; inactive franchisees being removed from the system; and franchisees choosing to exit.

- HireQuest expects this trend to continue for acquired MRI franchises in the near-to-medium term but with limited financial impact to the division, given MRI's different business model and royalty structure.
  - *A number of larger franchisees have effective royalty rates (as a % of sales) which are significantly lower than average; if certain of these choose to exit, system sales will be impacted more significantly than royalty revenue and profitability, increasing the blended effective royalty rate*
  - *Additionally, MRI's permanent placement franchises can be successful at much lower sales volume than the average HireQuest Direct Location. Therefore, reductions in the total number of franchisees may have less of an impact on overall system sales and royalty revenue.*

- HireQuest anticipates the following will help mitigate adverse impacts:
  - *Combined resources of HireQuest and MRI provide increased value to franchises*
  - *HireQuest's three main franchise offerings address a large portion of staffing providers, expanding the pool of potential new franchisees*
  - *MRI and HireQuest Direct/Snelling are complementary businesses providing new avenues for franchisee growth*

- **Long-term adjusted EBITDA as percentage of royalty revenue expected to be >50% for MRI.**

Contact Us

HireQuest, Inc.

David Hartley, Vice President of Corporate Development
111 Springhall Drive
Goose Creek, SC 80235
Tel (800) 835-6755
cdhartley@hirequest.com

IMS Investor Relations

Investor Relations
John Nesbett / Jennifer Belodeau
Tel (203) 972-9200
hirequest@imsinvestorrelations.com

Appendix

HireQuest Inc.™

HireQuest Acquisition of MRI: Transaction Summary

- **Purchase Price:** $13,500,000 (excludes working capital)
- **Consideration:** All cash ($500,000 as an earnout based on year 1 financial performance)
- **Funding Sources:** Cash on balance sheet and a draw on HQI's existing revolver
- **Transaction Structure:** Asset purchase
- **Transaction close date:** December 12, 2022
- **Expected Working Capital Investment:** $3,000,000 - $4,000,000

Reconciliation of Non-GAAP Financial Measure

(in thousands)

Net Income to Pro Forma Adjusted EBITDA[1]	For the Trailing Twelve Months (TTM) ended September 30, 2022		
	HireQuest	MRI	Pro Forma Combined
Net Income	$ 11,934	$ 713	$ 12,647
Interest expense	347	15	363
Provision for income taxes	2,110	864	2,974
Depreciation & amortization	2,275	124	2,399
WOTC related costs	633	-	633
EBITDA	$ 17,298	$ 1,717	$ 19,015
Non-cash compensation	2,101	-	2,101
Acquisition related charges, net	1,727	-	1,727
Impairment of notes receivable	233	-	233
Excess owner compensation	-	150	150
Adjusted EBITDA[1]	$ 21,359	$ 1,867	$ 23,226
Management headcount savings (net[2])	-	1,728	1,728
Rent Savings	-	209	209
Service provider savings	-	175	175
Pro Forma Adj. EBITDA[1, 3]	$ 21,359	$ 3,979	$ 25,338

1) Non-GAAP financial measure.
2) Management headcount savings net of "Excess owner compensation".
3) Pro Forma Adjusted EBITDA includes MRI expenses not assumed by HireQuest as part of the acquisition.